UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Illumina, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

We would like to provide an additional point of clarification regarding our executive equity granting practices. Historically equity grants to our non-executive employees have taken place in the fourth quarter of the year, while executive grants have taken place in the following first quarter (typically in January). In 2014 we decided to align the timing of grants to our executives to be consistent with the timing of grants to all other employees. As noted in the Grants of Plan Based Awards Table in our proxy statement, we made two equity grants in fiscal 2014: (i) one in January, for the 2014-2016 performance period, and (ii) one in December, for the 2015-2017 performance period, consistent with the change noted above. As a result, our equity awards year-over-year increased, reflecting the change in the timing of our grant cycle. We will make a single grant to our executives in fiscal 2015, in the fourth quarter, and we currently intend to follow this fourth quarter grant timing in subsequent fiscal years.